UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

INDIA GLOBALIZATION CAPITAL, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland 20814

(Address of principal executive offices)    (Zip Code)

(301) 983-0998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2021, Richard Prins was elected to India Globalization Capital’s (the “Company”) Board of Directors at the Annual Meeting, to serve as a Class B director, until the 2024 Annual Meeting of stockholders, and until his respective successor shall be duly elected and qualified, or until his earlier death, resignation or removal from office.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 15, 2021, at the Annual Meeting, the Company’s shareholders (i) elected Richard Prins to the Company’s Board of Directors to serve as a Class B director, until the 2024 Annual Meeting of stockholders; (ii) ratified the appointment of Manohar Chowdhry & Associates as the Company’s independent registered public accounting firm for the 2022 fiscal year; (iii) approved the grant of 3,500,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the board of directors, pursuant to certain metrics including performance, vesting, and incentive as set by the board of directors and or the CEO; and (iv) approved to adjourn or postpone the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.

The total number of shares of the Company’s common stock voted in person or by proxy at the 2021 Annual Meeting was 37,257,143 shares, representing approximately 73% of the 51,038,017 shares outstanding and entitled to vote at the Annual Meeting. We received a total of 21,876,265 Broker Non-votes. The director nominee was elected and each other matter submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote. The final voting results for each proposal that passed are set forth below.

1.	Election of Directors.

Nominee	For	Withhold
Richard Prins	14,043,542	1,337,336

2.	Proposal to ratify the appointment of Manohar Chowdhry & Associates as the Company’s independent registered public accounting firm for the 2022 fiscal year.

For	Against	Abstain
37,054,636	112,381	90,126

3.

Approval of the grant of 3,500,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the board of directors, pursuant to certain metrics including performance, vesting, and incentive as set by the board of directors and or the CEO.

For	Against	Abstain
14,642,962	665,359	72,557

4.	The proposal to adjourn the meeting to a later date was not necessary or appropriate because there were sufficient votes to approve the other two proposals.

Item 8.01.	Other Events.

On October 15, 2021, India Globalization Capital held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”), as previously scheduled. All the Proposals passed.

A copy of the press release announcing the results of the Annual Meeting voting is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 15, 2021.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Dated: October 15, 2021	By:	/s/ Ram Mukunda
Name: Ram Mukunda
Title: Chief Executive Officer and President